Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431

P: 309-692-1000  |  F: 309-692-1068  |  www.rlicorp.com

FOR IMMEDIATE RELEASE

CONTACT: John Robison

(309) 693-5846
John.Robison@rlicorp.com
www.rlicorp.com

RLI reports second quarter earnings

PEORIA, ILLINOIS, July 15, 2008 — RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2008 net earnings of $38.7 million ($1.77 per share). For the six months ended June 30, 2008, net earnings were $64.1 million ($2.91 per share).

	Second Quarter
Earnings Per Diluted Share	2008	2007
Net earnings	$1.77	$2.04
Operating earnings	$1.53	$1.64

Highlights for the quarter included:

•                  Operating earnings of $33.4 million ($1.53 per share).

•                  Combined ratio of 78.0.

•                  Book value per share of $34.72.

•                  Net operating cash flow of $38.5 million.

•                  Favorable development from prior years’ loss reserves of $17.4 million pretax ($0.52 per share), net of bonus and profit-sharing related expenses.

•                  Midwest flood property losses of $2.2 million pretax ($0.06 per share).

“We are pleased with our second quarter results. Our results demonstrate the positive influence of our commitment to underwriting discipline especially in the face of today’s soft market,” said RLI Corp. President & CEO Jonathan E. Michael. “We continue to optimistically look to the future as we build capabilities through our profit-driven, underwriting-focused business model.”

Operating earnings for the first six months of 2008 were $56.4 million ($2.56 per share) versus $69.6 million ($2.83 per share) for the comparable period last year. Please refer to the table on Page 2 of this release for the quarterly and year-to-date impact of specific items.

Second quarter underwriting results

RLI achieved $29.1 million of underwriting income in the second quarter of 2008 on a 78.0 combined ratio, compared to $39.1 million of underwriting income on a 71.6 combined ratio in the same quarter for 2007.

Underwriting Income	Second Quarter
(in millions)	2008	2007
Casualty	$15.5	$25.3
Property	9.5	8.8
Surety	4.1	5.0
Total	$29.1	$39.1

	Second Quarter
Combined Ratio	2008	2007
Casualty	80.2	71.2
Property	74.0	74.6
Surety	76.2	66.9
Total	78.0	71.6

RLI reported year-to-date underwriting income of $43.8 million representing an 83.6 combined ratio versus the $64.7 million underwriting income representing a 76.5 combined ratio for the same period last year.

— more –

DIFFERENT WORKS

Other income

For the quarter, investment income grew 2.8% to $19.6 million. For the six month period ended June 30, 2008, investment income was $38.9 million, up 2.1% over the same period last year.

The investment portfolio’s total return for the quarter was -0.5%; the bond portfolio was -0.2% and the equity portfolio was - 1.9%. Through six months, the investment portfolio’s total return was -0.6% with the bond portfolio returning 1.4% and equities returning -8.9%. Our investment returns continue to outpace the leading market indices including the U.S. Lehman Aggregate, 1.1% return year to date, and the S&P 500, -11.9% return year to date.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $13.3 million for the quarter ($0.61 per share) versus $34.9 million ($1.43 per share) over the same period in 2007. Year-to-date comprehensive earnings were $19.9 million, or $0.91 per share, compared to $68.0 million ($2.77 per share) for the same period last year.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Share
	2008		2007
	2nd Qtr	6 mos.	2nd Qtr	6 mos.
Operating Earnings Per Share	$1.53	$2.56	$1.64	$2.83

Specific items included in operating earnings per share: (1) (2)
• Gain from favorable casualty prior years’ reserve development	$0.44	$0.44	$0.46	$0.79
• Gain from favorable property prior years’ reserve development	$0.05	$0.05	$0.03	$0.03
• Gain from favorable surety prior years’ reserve development	$0.03	$0.03	$0.04	$0.04

(1)   Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)   Favorable developments reflect revisions for previously estimated losses.

Other news

During the quarter, the company announced the creation of a new product division, RLI Fidelity. The group will focus on financial fidelity and commercial crime insurance products, and will be located in New York City.

In the second quarter of 2008, we repurchased 318,000 of our shares at an average cost of $49.96 ($15.9 million). As of June 30, 2008, we have $40.1 million of remaining capacity from the $200 million repurchase program approved in 2007.

The company paid a second quarter cash dividend of $0.25 per share on July 15, 2008. The dividend is a two-cent, or 9% increase over the prior quarter’s dividend. RLI’s cumulative dividends, including this recent payment, are more than $166 million paid in 128 consecutive quarterly dividends. The company’s dividend yield would be 2.2%, based on the $1.00 annualized dividend and today’s closing stock price of $44.64.

At 10 a.m. CDT tomorrow, July 16, 2008, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings reduced by net realized investment gains and taxes related to net realized gains. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

S&P 500 returns provided by Standard and Poor’s. U.S. Lehman Aggregate returns provided by Lehman Brothers.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2007.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 27 of the last 31 years, including the last 12. RLI’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company – are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact Treasurer John Robison at (309) 693-5846 or at john.robison@rlicorp.com or visit our website at www.rlicorp.com.

RLI CORP.

2008 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$132,295	$137,488	-3.8%	$268,260	$275,465	-2.6%
Net investment income	19,605	19,077	2.8%	38,863	38,067	2.1%
Net realized investment gains	8,075	14,967	-46.0%	11,816	19,592	-39.7%
Consolidated revenue	159,975	171,532	-6.7%	318,939	333,124	-4.3%

Loss and settlement expenses	54,765	51,572	6.2%	124,030	114,632	8.2%
Policy acquisition costs	38,551	36,827	4.7%	80,297	76,591	4.8%
Other insurance expenses	9,840	9,988	-1.5%	20,130	19,544	3.0%
Interest expense on debt	1,718	1,545	11.2%	3,545	3,055	16.0%
General corporate expenses	1,920	2,163	-11.2%	4,024	4,040	-0.4%
Total expenses	106,794	102,095	4.6%	232,026	217,862	6.5%

Equity in earnings of unconsolidated investees	3,940	4,410	-10.7%	6,169	5,723	7.8%

Earnings before income taxes	57,121	73,847	-22.6%	93,082	120,985	-23.1%
Income tax expense	18,471	23,994	-23.0%	28,973	38,615	-25.0%
Net Earnings	$38,650	$49,853	-22.5%	$64,109	$82,370	-22.2%

Other comprehensive loss, net of tax	(25,339)	(14,952)	-69.5%	(44,165)	(14,352)	-207.7%

Comprehensive earnings	$13,311	$34,901	-61.9%	$19,944	$68,018	-70.7%

Operating Earnings:(1)
Net Earnings	$38,650	$49,853	-22.5%	$64,109	$82,370	-22.2%
Less: Realized investment gains , net of tax	5,248	9,729	-46.1%	7,680	12,735	-39.7%
Operating earnings	$33,402	$40,124	-16.8%	$56,429	$69,635	-19.0%

Return on Equity:
Net earnings (trailing four quarters)				20.4%	22.8%
Comprehensive earnings (trailing four quarters)				15.3%	25.5%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,808	24,446		22,036	24,562

EPS from operations (1)	$1.53	$1.64	-6.7%	$2.56	$2.83	-9.5%
Realized gains, net of tax	0.24	0.40	-40.0%	0.35	0.52	-32.7%
Net earnings per share	$1.77	$2.04	-13.2%	$2.91	$3.35	-13.1%

Comprehensive earnings per share	$0.61	$1.43	-57.3%	$0.91	$2.77	-67.1%

Cash dividends per share	$0.25	$0.22	13.6%	$0.48	$0.42	14.3%

Net Cash Flow from Operations	$38,483	$63,737	-39.6%	$86,568	$89,047	-2.8%

(1)  See discussion of use of non-GAAP financial measures on page 3.

RLI CORP.

2008 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2008	2007	%Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,456,327	$1,446,097	0.7%
(amortized cost - $1,463,539 at 6/30/08)
(amortized cost - $1,437,463 at 12/31/07)
Equity securities	307,105	359,513	-14.6%
(cost - $214,765 at 6/30/08)
(cost - $216,465 at 12/31/07)
Preferred stock	41,555	34,167	21.6%
(cost - $48,257 at 6/30/08)
(cost - $39,133 at 12/31/07)
Total investments	1,804,987	1,839,777	-1.9%

Premiums and reinsurance balances receivable	99,066	105,937	-6.5%
Ceded unearned premiums	64,979	71,021	-8.5%
Reinsurance recoverable on unpaid losses	428,463	417,250	2.7%
Deferred acquisition costs	80,395	78,882	1.9%
Property and equipment	22,706	20,050	13.2%
Investment in unconsolidated investee	44,399	38,162	16.3%
Goodwill	26,214	26,214	—
Other assets	33,157	29,230	13.4%
Total assets	$2,604,366	$2,626,523	-0.8%

Unpaid losses and settlement expenses	$1,235,904	$1,192,178	3.7%
Unearned premiums	343,662	355,522	-3.3%
Reinsurance balances payable	36,291	38,273	-5.2%
Short-term debt	25,869	27,975	-7.5%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	4,502	25,042	-82.0%
Accrued expenses	29,520	39,303	-24.9%
Other liabilities	87,516	73,808	18.6%
Total liabilities	1,863,264	1,852,101	0.6%
Shareholders’ equity	741,102	774,422	-4.3%
Total liabilities & shareholders’ equity	$2,604,366	$2,626,523	-0.8%

OTHER DATA

Common shares outstanding (in 000’s)	21,348	22,155

Book Value per share	$34.72	$34.95	-0.7%
Closing stock price per share	$49.47	$56.79	-12.9%

Statutory Surplus	$702,188	$752,004	-6.6%

RLI CORP.

2008 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2008

Gross premiums written	$107,274		$57,780		$19,968		$185,022
Net premiums written	79,260		43,547		18,747		141,554
Net premiums earned	78,566		36,707		17,022		132,295
Net loss & settlement expenses	39,024	49.7%	13,874	37.8%	1,867	11.0%	54,765	41.4%
Net operating expenses	23,998	30.5%	13,303	36.2%	11,090	65.2%	48,391	36.6%
Underwriting income	$15,544	80.2%	$9,530	74.0%	$4,065	76.2%	$29,139	78.0%

2007
Gross premiums written	$127,250		$66,256		$18,585		$212,091
Net premiums written	91,112		48,352		17,341		156,805
Net premiums earned	87,784		34,486		15,218		137,488
Net loss & settlement expenses	36,701	41.8%	14,399	41.8%	472	3.1%	51,572	37.5%
Net operating expenses	25,815	29.4%	11,296	32.8%	9,704	63.8%	46,815	34.1%
Underwriting income	$25,268	71.2%	$8,791	74.6%	$5,042	66.9%	$39,101	71.6%

		GAAP		GAAP		GAAP		GAAP
Six Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2008

Gross premiums written	$208,290		$99,773		$37,982		$346,045
Net premiums written	155,153		71,724		35,566		262,443
Net premiums earned	160,566		74,493		33,201		268,260
Net loss & settlement expenses	96,122	59.9%	23,380	31.4%	4,528	13.6%	124,030	46.2%
Net operating expenses	49,535	30.9%	29,204	39.2%	21,688	65.3%	100,427	37.4%
Underwriting income	$14,909	90.8%	$21,909	70.6%	$6,985	78.9%	$43,803	83.6%

2007
Gross premiums written	$238,607		$108,408		$36,392		$383,407
Net premiums written	170,806		71,492		34,007		276,305
Net premiums earned	175,799		69,095		30,571		275,465
Net loss & settlement expenses	79,483	45.2%	31,949	46.2%	3,200	10.5%	114,632	41.6%
Net operating expenses	52,431	29.8%	24,406	35.3%	19,298	63.1%	96,135	34.9%
Underwriting income	$43,885	75.0%	$12,740	81.5%	$8,073	73.6%	$64,698	76.5%